Exhibit 1.1

Execution Version

Ginkgo Bioworks Holdings, Inc.

Class A Common Stock, par value $0.0001 per share

Underwriting Agreement

November 15, 2022

BTIG, LLC

65 E. 55th Street

New York, New York 10022

Ladies and Gentlemen:

Ginkgo Bioworks Holdings, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriter named in Schedule I hereto (the “Underwriter”) an aggregate of 41,383,877 shares (the “Firm Shares”) and, at the election of the Underwriter, up to 6,207,581 additional shares (the “Optional Shares”) of Class A common stock, par value $0.0001 per share (“Stock”), of the Company (the Firm Shares and the Optional Shares that the Underwriter elects to purchase pursuant to Section 2 hereof being collectively called the “Shares”).

1. The Company represents and warrants to, and agrees with, the Underwriter that:

(a) A registration statement on Form S-3 (File No. 333-267743) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, became effective upon filing or has been declared effective by the Commission in such form, as the case may be; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Underwriter); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or any part thereof or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or threatened by the Commission (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Shares, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement;

(b) (A) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(c) For the purposes of this Agreement, the “Applicable Time” is 4:00 p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule II(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information; and no such documents were filed by the Company with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(a) hereto;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, on the date when such prospectus is filed, will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(f) Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of stock, including upon conversion of Company securities, as described in the Pricing Prospectus and the Prospectus) or long term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development that could reasonably be expected to involve a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, prospects, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;

(g) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(h) Each of the Company and each of its significant subsidiaries (as such term is defined in Rule 1.02 of Regulation S-X under the Exchange Act) has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with corporate power and authority to own and/or lease its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation or other form of entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and each subsidiary of the Company has been listed in Exhibit 21.1 to the Annual Report on Form 10-K filed by the Company with the Commission on March 29, 2022;

(i) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; and the Shares to be issued and sold by the Company to the Underwriter hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights, except as have been validly waived or complied with in connection with the offering of the Shares;

(j) The issue and sale of the Shares and the compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus and the Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of clauses (A) and (C), for such violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse

Effect; no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act, the approval for listing the Shares on the New York Stock Exchange (the “Exchange”) and for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter;

(k) Other than as set forth in the Pricing Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others; there are no current or pending Actions that are required under the Act to be described in the Registration Statement or the Pricing Prospectus that are not so described therein;

(l) Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(m) The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Class A Common Stock”, “Description of Preferred Stock” and “Description of Warrants”, insofar as they purport to constitute a summary of the terms of the Stock and under the caption “United States Federal Income Tax Considerations”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(n) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended;

(o) At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(p) Ernst & Young LLP and Wolf & Company, P.C., who have certified certain financial statements of the Company and its subsidiaries, are independent public accounting firms as required by the Act and the rules and regulations of the Commission thereunder;

(q) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(r) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting;

(s) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(t) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom or any other applicable anti-corruption, anti-bribery or related law, statute or regulation (collectively, “Anti-Corruption Laws”); the Company and its subsidiaries have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of Anti-Corruption Laws;

(u) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including but not limited to, and as applicable, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulation or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(v) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is (i) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, His Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), (ii) located, organized, or resident in a country or territory that is the subject or target of comprehensive Sanctions (currently, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria, each a “Sanctioned Jurisdiction”), and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; neither the Company nor any of its subsidiaries is engaged in, or has, at any time in the past five years, engaged in, any dealings or transactions with or involving any individual or entity that was or is, as applicable, at the time of such dealing or transaction, the subject or target of Sanctions or with any Sanctioned Jurisdiction; the Company and its subsidiaries have instituted, and maintain, policies and procedures designed to promote and achieve continued compliance with Sanctions;

(w) This Agreement has been duly authorized, executed and delivered by the Company;

(x) The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except, in the case of unaudited interim financial statements, subject to normal year end audit adjustments and the exclusion of certain footnotes as permitted by the applicable rules of the Commission. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(z) Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; the Company and, to the knowledge of the Company, its subsidiaries have implemented and maintained reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, and, to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same; the Company and its subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to security of IT Systems and to the protection of such IT Systems from unauthorized use, access, misappropriation or modification;

(aa) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(bb) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects;

(cc) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications;

(dd) Neither the Company nor any of its affiliates has taken or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or any of its subsidiaries in connection with the offering of the Shares;

(ee) The Company and each of its subsidiaries have such permits, licenses, approvals, consents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their respective properties and conduct their respective businesses in the manner described in the Registration Statement, the Pricing Prospectus and the Prospectus, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received written notice of any proceedings related to the revocation or modification of any such Permits that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;

(ff) The Company and its subsidiaries are and at all times during the past three (3) years have been in material compliance with its contractual obligations regarding the privacy and security of Personal Information and “Privacy Laws” defined herein as any applicable state, national, or international law or regulation, concerning the privacy, security, collection, processing, storage, transfer, and use of Personal Information, including without limitation the General Data Protection Regulation, the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (“HIPAA”), the Privacy Act of 1974, the Federal Trade Commission Act, the Family Educational Rights and Privacy Act, the Children’s Online Privacy Protection Rule, the California Consumer Privacy Act, and any other state data breach notification law or regulation. To the knowledge of the Company, there has been no breach of security leading to a material loss, damage, or unauthorized access, use, or modification of Personal Information. To the knowledge of the Company , there has been no event that, pursuant to applicable Privacy Laws, would require the Company or any Company subsidiary to notify customers, employees, users, or any other persons that their Personal Information has been breached, exfiltrated, exposed, or otherwise disclosed to unauthorized individuals under any applicable Privacy Law. “Personal Information” shall mean all information regarding or capable of being associated with an individual person or device, including: (a) information that identifies, could be used to identify or is otherwise identifiable with an individual , including name, physical address, telephone number, email address, financial information, financial account number or government-issued identifier (including Social Security number, driver’s license number, passport number), medical, health, or insurance information, gender, date of birth, educational or employment information, and any other data used or intended to be used to identify, contact or precisely locate an individual (e.g., geolocation data), and (b) any “personal data”, or “personal information” (or similar terms) as defined under the applicable Privacy Laws;

(gg) The Company and its subsidiaries, and to the Company’s knowledge, their respective directors, officers, agents, contractors and employees are, and at all times during the past three (3) years have been, in compliance with applicable Health Care Laws (defined herein), and have not engaged in any activities which are, as applicable, cause for false claims liability, civil penalties, mandatory or permissive exclusion from Medicare, Medicaid, or any other local, state or federal healthcare program or other exclusion from receipt of government contracts or grants, except for such noncompliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Health Care Laws” shall mean, as applicable, the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), applicable criminal laws relating to health care fraud and abuse, the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Act (42 U.S.C. § 1320a-7b(a)), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.), the Clinical Laboratory Improvement Amendments of 1988 (42 U.S.C. § 263a) (“CLIA”), state laws governing the licensure and operation of clinical laboratories and billing for clinical laboratory services, state fee-splitting and corporate practice of medicine laws, state and federal laws governing controlled substances, including without limitation the Controlled Substances Act (21 U.S.C. § 801 et seq.), and all rules and regulations promulgated to implement the foregoing. Neither the Company nor any of its subsidiaries is a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement imposed by any governmental authority. To the Company’s knowledge, there are no pending material investigations, suits, claims, actions or other material legal proceedings against the Company or any subsidiary pertaining to the goods or services offered, including those relating to or arising under applicable Health Care Laws. Neither the Company nor any of its subsidiaries has received any written notification, written correspondence or any other written communication from any governmental authority or Regulatory Agency (as defined herein), including, without limitation, the Food and Drug Administration (“FDA”), the U.S. Federal Trade Commission, the Centers for Medicare & Medicaid Services (“CMS”), the U.S. Department of Justice and state Attorneys General or similar agencies, alleging potential or actual material non-compliance by, or liability of, the Company or any of subsidiary under any Health Care Law, nor, to the Company’s knowledge, are there any threatened audits, claims, suits, proceedings, hearings, enforcement actions, investigations, arbitrations or other actions, from any governmental authority of alleging material non-compliance by, or material liability of, the Company or its subsidiaries under any Health Care Laws;

(hh) The Company and each of its subsidiaries possess, or qualify for applicable exemptions from, such certificates, approvals, clearances, registrations, exemptions, franchises, licenses, permits, consents and other authorizations issued by the appropriate governmental or regulatory authorities (“Licenses”) as are necessary under applicable law to own their respective properties and conduct their respective businesses as presently conducted and as described in the Registration Statement, the Pricing Prospectus and the Prospectus, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice of any proceedings related to the revocation, suspension or modification of any such Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. Each of the Company and its subsidiaries possesses, and is in material compliance with the terms of, all Licenses necessary to conduct their respective businesses as currently conducted and as described in the Prospectus, including, without limitation and to the extent applicable, all Licenses required by the FDA, CMS, the Drug Enforcement Administration, the U.S. Department of Agriculture and/or by any other U.S., state, local or foreign government or regulatory agency (collectively, the “Regulatory Agencies”), except where a failure to so possess or noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All such Licenses are in full force and effect and neither the Company nor any of its subsidiaries is in violation of any term or conditions of any such License, except where a failure to be in full force or effect or such violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and its subsidiaries has fulfilled and performed all of its respective obligations with respect to such Licenses and, no event has occurred which allows, or after notice or lapse of time would allow, revocation, suspension or termination thereof or results in any other impairment of the rights of the holder of any such License, except for such failure or occurrence that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notice of proceedings from the applicable Regulatory Agency proposing to revoke, suspend or materially adversely modify any such Licenses and, to the Company’s knowledge, no Regulatory Agency has taken any action to limit, suspend or revoke any such License possessed by the Company. Except as would not reasonably be expected to be material to the Company, (i) the Company and each of its subsidiaries has filed, maintained or furnished to applicable governmental agencies all required documents, correspondences, filings, submissions, amendments, modifications, notices and responses to notices, applications and supplemental applications, and reports; and (ii) all such submissions were complete and accurate and in material compliance with applicable laws when filed (or were corrected or completed in a subsequent filing);

(ii) Neither the Company nor its subsidiaries, nor any of their respective officers, employees or directors, nor, to the Company’s knowledge, any of its or their respective agents, contractors or licensors, has, for the past three (3) years, been excluded, suspended or debarred from participation in any U.S. federal or foreign health care program or, to the Company’s knowledge, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion, or convicted of any crime or engaged in any conduct that would reasonably be expected to result in exclusion from exclusion from Medicare, Medicaid, or any other local, state or federal healthcare program or debarment under 21 U.S.C. § 335a or comparable foreign law. Neither the Company nor, to the knowledge of the Company, any officer, employee or agent of the Company, has (i) made an untrue statement of a material fact or fraudulent statement to any governmental authority or Regulatory Agency, or (ii) failed to disclose a material fact required to be disclosed to a governmental authority or Regulatory Agency. To the Company’s knowledge, the nonclinical research studies, tests and other analyses conducted over the last three years by or on behalf of, the Company or any of its subsidiaries, or in which the Company or any of its subsidiaries has participated, were and, if still pending, are being conducted in all material respects in accordance with all applicable protocols, procedures and controls and all applicable statutes, rules, and regulations and guidance documents of the Regulatory Agencies with oversight over such research, except where a failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the descriptions of the results of such studies, tests, research and analyses contained in the Registration Statement or the Prospectus do not contain any misstatement of material fact or omit a material fact necessary to make such statements not misleading, and fairly present in all material respects any data derived from such studies, tests, research and analyses; and the Company has no knowledge of any studies, tests, research or analyses not described in the Prospectus the results of which reasonably call into question in any material respect the results of the studies, tests, research and analyses described in the Registration Statement or the Prospectus;

(jj) The Company or each subsidiary owns or has valid and enforceable licenses or other rights, or can acquire on reasonable terms, to all patents and patent applications, copyrights, trademarks, trademark registrations, service marks, service mark registrations, trade names, service names and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information) and other intellectual property rights described in the Pricing Prospectus and the Prospectus as being owned or licensed by it (collectively, the “Company Intellectual Property”) or which is currently used and proposed to be used by them in connection with the Company’s business as now conducted or as proposed to be conducted with respect to the programs as described in the Pricing Prospectus and the Prospectus (except where the failure to own or license such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect); to the Company’s knowledge, there are no ownership rights of third parties to any of the patents, trademarks and copyrights within the Company Intellectual Property disclosed in the Registration Statement and the Prospectus as being exclusively owned by the Company and its subsidiaries and such patents, trademark and copyrights are owned by the Company and its subsidiaries free and clear of all material liens, security interests, or encumbrances; to the Company’s knowledge, the patents, trademarks and copyrights owned or licensed by the Company and its subsidiaries included within the Company Intellectual Property are subsisting and have not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part; and other than as disclosed in the Pricing Prospectus and the Prospectus or would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) neither the Company nor its subsidiaries is obligated to pay a material royalty or provide other material consideration to any third party in connection with the Company Intellectual Property, (ii) no action, suit, claim or other proceeding is pending or, to the knowledge of the Company, is threatened, alleging that the conduct of the business of the Company in the manner described in the Pricing Prospectus and the Prospectus is infringing, misappropriating, diluting or otherwise violating any intellectual property rights of others, (iii) no action, suit, claim or other proceeding is pending or, to the knowledge of the Company, is threatened, challenging the validity, enforceability, scope, registration, ownership or use of any of the Company Intellectual Property, except for patent prosecution in the ordinary course or as would not reasonably be expected to Material Adverse Effect, (iv) no action, suit, claim or other proceeding is pending or, to the knowledge of the Company, is threatened, challenging the Company’s and its subsidiaries’ rights in or to any Company Intellectual Property, (v) the Company has not received written notice of any material claim of infringement, misappropriation or conflict with any asserted rights of others with respect to any of the Company’s or its subsidiaries’ programs, proposed programs, processes or Company Intellectual Property, (vi) to the Company’s knowledge, no third party has any ownership right in or to any Company Intellectual Property in any field of use that is exclusively licensed to the Company or its subsidiaries, other than any licensor to the Company or its subsidiaries of such Company Intellectual Property, (vii) no employee, consultant or independent contractor of the Company or any of its subsidiaries is, to the Company’s knowledge, in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement, or any restrictive covenant to or with a former employer or independent contractor where the basis of such violation relates to such employee’s employment or independent contractor’s engagement with the Company or actions undertaken while employed or engaged with the Company, (viii) the Company has taken reasonable measures to protect its material confidential information and material trade secrets and to maintain and safeguard the material Company Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements and (ix) the Company has complied with the material terms of each agreement pursuant to which the Company Intellectual Property has been licensed to the Company, and any such agreements are, to the Company’s knowledge, in full force and effect;

(kk) All patents and patent applications owned by or licensed to the Company and its subsidiaries or under which the Company and its subsidiaries have rights have, to the knowledge of the Company, been duly and properly filed and maintained; to the knowledge of the Company, there are no material defects in any of the patents or patent applications disclosed in the Registration Statement and the Prospectus as being owned by the Company or its subsidiaries; to the knowledge of the Company, the parties prosecuting such applications have complied with their duty of candor and disclosure to the United States Patent and Trademark Office (the “USPTO”) in connection with such applications; and the Company is not aware of any facts required to be disclosed to the USPTO that were not disclosed to the USPTO and which would preclude the grant of a patent in connection with any such application or could form the basis of a finding of invalidity with respect to any patents that have issued with respect to such applications;

(ll) All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed, except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and all taxes shown as due on such returns or that otherwise have been assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided in accordance with GAAP, or the amount of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have filed or will have filed in accordance with applicable deadlines all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided and except insofar as the failure to pay such taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(mm) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares;

(nn) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(oo) There are no contracts, arrangements or documents which are required to be described in the Registration Statement or to be filed as exhibits thereto which have not been so described in all material respects and filed as required;

(pp) No labor disturbance by or dispute with current or former employees or officers of the Company or its subsidiaries exists or, to the Company’s knowledge, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or its subsidiaries’ principal suppliers, manufacturers or contractors which, in either case, would reasonably be expected to result in a Material Adverse Effect. Neither the Company nor its subsidiaries are a party to any collective bargaining agreement;

(qq) The Company and its subsidiaries have insurance in all material respects covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are reasonable and is ordinary and customary for comparable companies in the same or similar businesses; and the Company and its subsidiaries (i) have not received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) have any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue their business;

(rr) There are (and prior to the Time of Delivery, will be) no debt securities or preferred stock issued or guaranteed by the Company that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act; and

(ss) From the time of filing of the Initial Registration Statement through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”).

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees, to purchase from the Company, at a purchase price per share of $2.4164, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriter shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares).

The Company hereby grants to the Underwriter the right to purchase at its election up to 6,207,581 Optional Shares, at the purchase price per share set forth in the paragraph above, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Shares, the Underwriter propose to offer the Shares for sale upon the terms and conditions set forth in the Pricing Disclosure Package, and the Prospectus.

4. (a) The Shares to be purchased by the Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Underwriter, through the facilities of the Depository Trust Company (“DTC”), for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Underwriter at least forty-eight hours in advance. The Company will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on November 18, 2022 or such other time and date as the Underwriter and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Underwriter in the written notice given by the Underwrite of the Underwriter’s election to purchase such Optional Shares, or such other time and date as the Underwriter and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriter pursuant to Section 8(j) hereof, will be delivered at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, New York, NY 10017 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with the Underwriter:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement or such earlier time as may be required under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; within the time required by such Rule; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any jurisdiction in which it is not otherwise subject to taxation as of the date hereof;

(c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriter, the Company will file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Shares, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriter with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the

Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of Underwriter, to prepare and deliver to the Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e) To make generally available to its security holders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval System or any successor thereto), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f) During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without your prior written consent; provided, however, that the restrictions in the foregoing sentence shall not apply to (A) the Shares to be sold hereunder; (B) any shares of the Company’s Class A common stock, par value $0.0001 per share, Class B common stock, par value $0.0001 per share or Class C common stock, par value $0.0001 per share (collectively, the “Common Stock”), issued by the Company upon the exercise of any option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement or the Pricing Prospectus; (C) any shares of Common Stock or any securities (including without limitation options, restricted stock or restricted stock units) convertible into, or exercisable for, shares of Common Stock issued pursuant to any employee equity-based compensation plan, incentive plan, stock plan, dividend reinvestment plan, inducement plan or otherwise in equity compensation arrangements in place as of the Applicable Time and as described in the Pricing Disclosure Package or assumed or implemented by the Company in connection with any merger or acquisition of businesses, entities, property or other assets effected after the date hereof, or the filing of a registration statement on Form S-8 or other applicable form in connection therewith; (D) any sales or transfers pursuant to a trading plan adopted pursuant to Rule 10b5-1 of the Exchange Act prior to the date of this Agreement; (E) any shares of Common Stock or any securities (including without limitation options, restricted stock or restricted stock units) convertible into, or exercisable for, shares of Common Stock issued in connection with mergers or acquisitions of businesses, entities, property or other assets (including the filing of a registration statement on Form S-4 or other applicable form with respect thereto) or pursuant to any employee benefit plan assumed by the Company in connection with any such merger or acquisition; (F) any shares of Common Stock or other securities (including without limitation options, restricted stock or restricted stock units) convertible into, or exercisable for, shares of Common Stock issued in connection with the Zymergen Merger (as defined in the Prospectus), including for payment of fees and expenses in connection therewith; or (G) the issuance and registration of shares of Common Stock, or securities convertible into, or exercisable, for Common Stock, offered and sold in connection with privately negotiated transactions to vendors, customers, licensing partners, strategic partners or potential strategic partners or other investors conducted in a manner so as not to be integrated with the offering of the Shares hereby; provided that (1) in the case of clauses (E) and (G), the aggregate number of shares of Common Stock issued in connection with all such transactions does not exceed 15% of the aggregate number of shares of Common Stock outstanding immediately after the closing of the transaction contemplated by this Agreement and (2) in the case of clauses (E) and (G), unless otherwise prohibited by the terms of an executed agreement between the Company and a third party dated prior to the date hereof, the recipient of any such shares of Common Stock or other securities shall execute and deliver to the Underwriter an agreement substantially to the effect set forth in Annex I hereto in form and substance satisfactory to the Underwriter for the period from the date of such agreement until the end of the 60-day restricted period provided for in this Section 5(f).

(g) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(h) Upon the reasonable request of the Underwriter, to furnish, or cause to be furnished, to the Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by the Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(i) To use the net proceeds received by it from the sale of the Shares in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(j) To use its best efforts to list, subject to notice of issuance, the Shares on the Exchange; and

(k) To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) the last Time of Delivery.

6.

(a) The Company represents and agrees that it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; the Underwriter represents and agrees that it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission;

(b) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communications.

7. The Company covenants and agrees with the Underwriter that, except as may otherwise be agreed by the Company and the Underwriter, the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or producing this Agreement, any Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares, subject to section (viii) below; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey(s); (iv) any filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriter in connection with, any required reviews by FINRA of the terms of the sale of the Shares, subject to section (viii) below; (v) the cost of preparing certificates for the Shares; (vi) the cost and charges of any transfer agent or registrar or dividend disbursing agent; (vii) all fees and expenses in connection with listing the Shares on the Exchange; (viii) certain reasonable and documented fees and disbursements of counsel for the Underwriter; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriter will pay all of its own costs and expenses, including transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriter hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all materials required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus or the Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for the Underwriter, shall have furnished to you such written opinion or opinions, dated such Time of Delivery in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Ropes & Gray LLP, counsel for the Company, shall have furnished to you their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you;

(d) Wolf, Greenfield & Sacks, P.C., intellectual property counsel for the Company, shall have furnished to you their written opinion, with respect to certain intellectual property matters, dated such Time of Delivery, in form and substance satisfactory to you;

(e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, each of Ernst & Young LLP and Wolf & Company, P.C. shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(f) Since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change or effect, or any development involving a prospective change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange or on The Nasdaq Capital Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(h) The Shares at each Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

(i) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(j) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of an officer of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request.

(k) The Underwriter shall have received, on each of the date hereof and the Closing Date, a certificate dated the date hereof or the Closing Date, as the case may be, and signed by the Chief Financial Officer of the Company, containing statements and information with respect to certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(l) The Company shall have obtained and delivered to the Underwriter executed copies of an agreement from each officer, director, and stockholder of the Company listed on Schedule III hereto, substantially to the effect set forth in Annex I hereto in form and substance satisfactory to you;

9. (a) The Company will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the Underwriter Information.

(b) The Underwriter, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the

Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to the Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by the Underwriter expressly for use therein; it being understood and agreed upon that the only such information furnished by the Underwriter consists of the following information in the Prospectus furnished on behalf of the Underwriter: the information contained in the eighth, ninth and tenth paragraphs under the caption “Underwriting”.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of the Underwriter, each person, if any, who controls the Underwriter within the meaning of the Act and each broker-dealer or other affiliate of the Underwriter; and the obligations of the Underwriter under this Section 9 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10. [Reserved].

11. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any director, officer, employee, affiliate or controlling person of the Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated for any reason, the Company will reimburse the Underwriter for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of any Shares that are not delivered by or on behalf of the Company, and the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to BTIG, LLC, 65 E. 55th Street, New York, New York 10022, Attention: Karen Koski, kkoski@btig.com; with a copy to: BTIG, LLC, 600 Montgomery Street, 6th Floor, San Francisco, CA 94111, Attention: General Counsel,

IBlegal@BTIG.com; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to the Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to the Underwriter at its address set forth in its Underwriter’s Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its respective clients, including the Company, which information may include the name and address of its respective clients, as well as other information that will allow the Underwriter to properly identify its respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or the Underwriter, or any director, officer, employee, or affiliate of the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate, and (v) none of the activities of the Underwriter in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriter with respect to any entity or natural person. The Company agrees that it will not claim that the Underwriter, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter, or any of them, with respect to the subject matter hereof.

18. This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. The Company agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19. The Company and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons U.S. federal and state tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriter imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

22. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that the Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that the Underwriter that is a Covered Entity or a BHC Act Affiliate of the Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, the Underwriter, this letter and such acceptance hereof shall constitute a binding agreement between the Underwriter and the Company.

Very truly yours,

Ginkgo Bioworks Holdings, Inc.

By:	/s/ Mark Dmytruk
Name: Mark Dmytruk
Title: CFO

Accepted as of the date hereof:

BTIG, LLC

By:	/s/ Mark Secrest
Name: Mark Secrest
Title: Managing Director, Healthcare Investment Banking

SCHEDULE I
Underwriter	Number of Firm (4) Shares to be Purchased	Maximum Number of Optional Shares Which May be Purchased
BTIG, LLC	41,383,877	6,207,581

Total	41,383,877	6,207,581

SCHEDULE II

(a) Additional Documents Incorporated by Reference:

None

(b) Information other than the Pricing Prospectus that comprises the Pricing Disclosure Package:

The price per share for the Shares is $2.4164.

The number of Shares purchased by the Underwriter is 41,383,877.

SCHEDULE III

Jason Kelly

Reshma Shetty

Mark Dmytruk

Arie Belldegrun, M.D.

Marijn Dekkers

Christian Henry

Reshma Kewalramani

Shyam Sankar

Harry E. Sloan

Kathy Hopinkah Hannan

ANNEX I

[FORM OF LOCK-UP AGREEMENT]

Ginkgo Bioworks Holdings, Inc.

Lock-Up Agreement

November     , 2022

BTIG, LLC

65 E. 55th Street

New York, New York 10022

Re:	Ginkgo Bioworks Holdings, Inc.—Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as underwriter (the “Underwriter”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Ginkgo Bioworks Holdings, Inc., a Delaware corporation (the “Company”), providing for a public offering (the “Public Offering”) of shares (the “Shares”) of the Class A common stock, par value $0.0001 per share, of the Company (the “Common Stock”) pursuant to a Registration Statement on Form S-3 (File No. 333-267743) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriter to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, purchase any option or contract to sell, lend or otherwise transfer or dispose of any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock (such shares of Common Stock, options, rights, warrants or other securities, collectively, “Lock-Up Securities”), including without limitation any such Lock-Up Securities now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”), (iii) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities or (iv) otherwise publicly announce any intention to engage in or cause any action, activity, transaction or arrangement described in clause (i), (ii) or (iii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period.

Notwithstanding the foregoing, the undersigned may:

(a)

transfer the undersigned’s Lock-Up Securities (i) as one or more bona fide gifts or charitable contributions, or for bona fide estate planning purposes, (ii) upon death by will, testamentary document or intestate succession, (iii) if the undersigned is a natural person, to any member of the undersigned’s immediate family (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin) or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or, if the undersigned is a trust, to a trustor or beneficiary of the trust or the estate of a beneficiary of such trust, (iv) to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a)(i) through (iv) above, (vi) if the undersigned is a corporation, partnership, limited liability company or other business entity, (A) to another corporation, partnership, limited liability company or other business entity that is an affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity which fund or entity is controlled or managed by the undersigned or affiliates of the undersigned, or (B) as part of a distribution by the undersigned to its stockholders, partners, members or other equityholders or to the estate of any such stockholders, partners, members or other equityholders, (vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, (viii) to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee, (ix) if the undersigned is not an officer or director of the Company, in connection with a sale of the undersigned’s shares of Common Stock acquired (A) from the Underwriter in the Public Offering or (B) in open market transactions after the closing date of the Public Offering, (x) to the Company in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise) that are scheduled to expire or automatically vest during the Lock-Up Period, including any transfer to the Company for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, options, warrants or other rights, or in connection with the conversion of convertible securities, in all such cases pursuant to equity awards granted under a stock incentive plan or other equity award plan, or pursuant to the terms of convertible securities, each as described in the Registration Statement or a document incorporated by reference therein, the preliminary prospectus relating to the Shares included in the Registration Statement immediately prior to the time the Underwriting Agreement is executed and the Prospectus, provided that any securities received upon such vesting, settlement, exercise or conversion shall be subject to the terms of this Lock-Up Agreement, (xi) through open market brokerage transactions or otherwise, including pursuant to a resale registration statement filed by the Company, effected as “sell to cover” transactions to cover tax withholding obligations in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock, provided that such transfers are permitted by the

Company pursuant to its incentive plans and policies; (xii) with the prior written consent of the Underwriter; (xiii) pursuant to any contractual arrangement described in the Prospectus in effect on the date of this Lock-Up Agreement that provides for the repurchase of the Undersigned’s Shares by the Company in connection with the termination of the undersigned’s employment or other service relationship with the Company or the undersigned’s failure to meet certain conditions set out upon receipt of such Shares; (xiv) transfers of Common Stock by the Undersigned pursuant to any trading plan established pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the date hereof for the transfer of Common Stock (a “10b5-1 Plan”), which 10b5-1 Plan shall not be amended during the Lock-Up Period but may be terminated during the Lock-Up Period provided that (A) in the case of clauses (a)(i), (ii), (iii), (iv), (v) and (vi) above, such transfer or distribution shall not involve a disposition for value, (B) in the case of clauses (a)(ii), (iii), (iv), (v), (vi) and (vii) above, it shall be a condition to the transfer or distribution that the donee, devisee, transferee or distributee, as the case may be, shall sign and deliver a lock-up agreement in the form of this Lock-Up Agreement, (C) in the case of clauses (a)(i), (ii), (iii), (iv), (v) and (vi) above, no filing by any party (including, without limitation, any donor, donee, devisee, transferor, transferee, distributor or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act), or other public filing, report or announcement reporting a reduction in beneficial ownership of Lock-Up Securities shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5 and other than a required filing on Schedule 13D, Schedule 13G, Schedule 13G/A, Form 13F or Form 4) , and (D) in the case of clauses (a)(vii), (viii), (ix) and (x) above, no filing under the Exchange Act or other public filing, report or announcement shall be voluntarily made, and if any such filing, report or announcement shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto (A) the circumstances of such transfer or distribution and (B) in the case of a transfer or distribution pursuant to clause (a)(vii) above, that the donee, devisee, transferee or distributee has agreed to be bound by a lock-up agreement in the form of this Lock-Up Agreement;

(b)

enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the transfer, sale or other disposition of the undersigned’s Lock-Up Securities, if then permitted by the Company; and

(c)

transfer the undersigned’s Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Lock-Up Agreement.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other Shares the undersigned may purchase in the Public Offering.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than a natural person, entity or “group” (as described above) that has executed a lock-up agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

The undersigned now has, and, except as contemplated by clauses (a) and (c) of the third paragraph of this Lock-Up Agreement, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s Lock-Up Securities, free and clear of all liens, encumbrances and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that none of the Underwriter has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriter may have provided or hereafter provide to the undersigned in connection with the Public Offering a Form CRS and/or certain other disclosures as contemplated by Regulation Best Interest, the Underwriter have not made and are not making a recommendation to the undersigned to enter into this Lock-Up Agreement or to transfer, sell or dispose of, or to refrain from transferring, selling or disposing of, any shares of Common Stock, and nothing set forth in such disclosures or herein is intended to suggest that any Underwriter is making such a recommendation.

This Lock-Up Agreement shall automatically terminate and the undersigned shall be released from all of his, her or its obligations hereunder upon the earliest to occur of (i) the date on which the Registration Statement filed with the SEC with respect to the Public Offering is withdrawn, (ii) the date on which for any reason the Underwriting Agreement is terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the Shares to be sold thereunder (other than pursuant to the Underwriter’s option thereunder to purchase additional Shares), (iii) the date on which the Company notifies the Underwriter, in writing and prior to the execution of the Underwriting Agreement, that it does not intend to proceed with the Public Offering and (iv) December 15, 2022, in the event that the Underwriting Agreement has not been executed by such date (provided, however, that the Company may, by written notice to the undersigned prior to such date, extend such date by a period of up to an additional 90 days).

The undersigned understands that the Company and the Underwriter are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York. This Lock-Up

Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)	(please print complete name of entity)

Name:		By:
	(please print full name)		(duly authorized signature)

Name:
(please print full name)

Title:
(please print full title)

[Signature Page to Lock-Up Agreement]